Investor Presentation May 2022

Forward-Looking Statements

This presentation contains forward-looking statements ("FLS") which are protected as FLS under the PSLRA, and which are based on management's current expectations and beliefs, as well as a number of assumptions concerning future events. The assumptions and estimates underlying FLS are inherently uncertain and are subject to a wide variety of significant business and economic uncertainties and competitive risks that could cause actual results to differ materially from those contained in the prospective information. Accordingly, there can be no assurance CVR Energy, Inc. (together with its subsidiaries, "CVI", "CVR Energy", "we", "us" or the Company") will achieve the future results we expect or that actual results will not differ materially from expectations. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are FLS and include, but are not limited to, statements regarding future:

continued safe and reliable operations; financial performance; profitable growth; compliance with regulations; increasing focus on renewable production; crude oil capacities; strategic value of our locations; access to crude oil and condensate fields and price-advantaged sources; liquid volume yields; percentage of ownership in CVR Partners common units and its general partner; fertilizer segment feedstock diversity, costs, and utilization rates; agreements for UAN production; strategic priorities including our ability to operate safely, improve EH&S performance, preserve cash, reduce operating and SG&A expenses, maintain our balance sheet and liquidity, take advantage of market recovery and potential near term opportunities, deliver high value neat crude oils to our refineries, increase crude oil gathering rates, reduce purchases of Cushing WTI, grow our renewable biofuels businesses, reduce the carbon footprint of our operations, minimize our RIN exposure through production of renewable biofuels, achieve RDU production volumes, construct RDU and pre-treatment units, pursue and secure 45Q tax credits, minimize lost profit opportunities, and improve capture rates; transportation and product yield advantages; timing and cost of our turnarounds; ability to create long term value, optimize assets, invest in high return projects, improve feedstock supply and product placement, provide above average cash returns, reduce cost of capital, optimize capital structure, maximize asset utilization and reduce down time exposure, diversify market driver exposure and core assets, offer synergies, maintain an attractive investment profile, repurchase shares/common units, divest non-core or non-revenue generating assets, maintain debt levels and capital structure profile in line with peers and provide a high dividend yield in relation to refining peers; sustaining and regulatory capex levels; availability of merger and acquisition opportunities; crude oil capacity and throughput; strategic location of our facilities; access to production; space on and direction of pipelines we utilize; levels of organic growth and renewable-focused investments; manufacture of "blue" hydrogen and ammonia; carbon footprint reductions; complexity and quality of our facilities; optionality of our crude oil sourcing and/or marketing network; crude oil, shale oil and condensate production, quality and pricing (including price advantages) and our access thereto (including cost of such access) via our logistics assets, truck fleet, pipelines or otherwise; impacts of COVID-19 on the Company and product demand; sales of blended products and RIN generation and capture; storage capacity; product mix; liquid volume, gasoline and distillate yields; refining margin and cost of operations as compared to peers or otherwise; utilization; throughput and production; economics of crude oil sales at Cushing, OK; operating costs; the macro environment; mid-continent supply and demand; product inventories; crack spreads, crude oil differentials (including our exposure thereto); renewable volume obligations; our renewable biofuels projects including the cost, timing, benefits, capacities, phases, board of director and regulatory approvals, completion, production, processing, capital investment recovery, feedstocks, margins, credit capture and RIN impact thereof; further carbon reduction expansion opportunities; renewable feedstock supply and integration up the supply chain; plans to restructure our business to segregate our renewable operations; reduction of carbon emissions; exploration of renewable power generation and carbon capture opportunities; the renewable diesel margin environment; the ability to return converted unit to hydrocarbon processing or install additional reactor following renewable conversion; cash flows from a renewable diesel project; RIN and low carbon fuel standard credit pricing; expiration or extension of the blenders tax credit; capital and turnaround expenses and project timing; global and domestic nitrogen supply, demand and consumption; demand for ammonia applications; tightening of domestic supply; nitrogen fertilizer demand and pricing; corn demand, stocks, uses, pricing, consumption, production, planting and yield; impact of corn stocks and pricing on nitrogen fertilizer demand and pricing; increase in corn consumption; corn exports and production drivers; European production curtailments; corn and natural gas pricing, including the impact of the Russia/Ukraine conflict thereon; export restrictions; gasoline and ethanol demand destruction resulting from COVID-19, including impact on corn demand and fertilizer consumption; domestic nitrogen fertilizer market conditions, including impacts of inventories, turnarounds, weather events, and corn and wheat pricing; urea and UAN pricing; ability to minimize distribution costs and maximize net back pricing; logistics optionality; rail access and delivery points; sustainability of production; access to transportation for our products, including via rail; marketing agreements for UAN production; impact of the Russia/Ukraine conflict on our business, including nitrogen fertilizer pricing; production and utilization rates; feedstock cost; environmental and maintenance spending; growth capex projects and budget; weather; population growth; amount of arable farmland; biofuel consumption; diet evolution; product pricing and capacities; and other matters.

You are cautioned not to put undue reliance on FLS (including forecasts and projections regarding our future performance) because actual results may vary materially from those expressed or implied as a result of various factors, including, but not limited to those set forth under "Risk Factors" in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other filings with the Securities and Exchange Commission by CVR Energy, Inc. ("CVI") or CVR Partners, LP ("UAN"). These FLS are made only as of the date hereof. Neither CVI nor UAN assume any obligation to, and they expressly disclaim any obligation to, update or revise any FLS, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Certain financial information in this presentation (including EBITDA, Adjusted EBITDA) are not presentations made in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") and use of such terms varies from others in the same industry. Non-GAAP financial measures should not be considered as alternatives to income from continuing operations, income from operations or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under GAAP. This presentation includes a reconciliation of certain non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP.

Mission and Values Safety - We always put safety first. The protection of our employees, contractors and communities is paramount. We have an unwavering commitment to safety above all else. If it’s not safe, then we don’t do it. Environment - We care for our environment. Complying with all regulations and minimizing any environmental impact from our operations is essential. We understand our obligation to the environment and that it’s our duty to protect it. Integrity - We require high business ethics. We comply with the law and practice sound corporate governance. We only conduct business one way – the right way with integrity. Corporate Citizenship - We are proud members of the communities where we operate. We are good neighbors and know that it’s a privilege we can’t take for granted. We seek to make a positive economic and social impact through our financial donations and contributions of time, knowledge and talent of our employees to the places where we live and work. Continuous Improvement - We foster accountability under a performance-driven culture. We believe in both individual and team a success. We foster accountability under a performance-driven culture that supports creative thinking, teamwork, diversity and personal development so that employees can realize their maximum potential. We use defined work practices for consistency, efficiency and to create value across the organization. Our core values define the way we do business every day to accomplish our mission. The foundation of our company is built on these core values. We are responsible to apply our core values in all the decisions we make and actions we take. Our mission is to be a top tier North American renewable fuels, petroleum refining, and nitrogen-based fertilizer company as measured by safe and reliable operations, superior financial performance and profitable growth. 2

Petroleum Segment Fertilizer Segment Company Overview CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries, with an increasing focus on the production of renewable biofuels. CVR Energy’s Petroleum segment is comprised of two Mid-Continent complex refineries and associated logistics assets, including a significant crude oil gathering business. Our Nitrogen Fertilizer segment is comprised of our ownership of the general partner and approximately 37 percent of the common units of CVR Partners, LP. ➢ CVI owns the general partner and 37% of the common units of CVR Partners, LP (NYSE: UAN). ➢ 2 strategically located facilities serving the Southern Plains and Corn Belt. ➢ Diverse feedstock exposure through petroleum coke and natural gas. ➢ Consistently maintain high utilization rates at production facilities. ➢ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production. ➢ 206,500 bpd of nameplate crude oil capacity across 2 strategically located Mid-Continent refineries close to Cushing, Oklahoma. ➢ Direct access to crude oil and condensate fields in the Anadarko and Arkoma Basins. ➢ Complimentary logistics assets and access to multiple key pipelines provide a variety of price advantaged crude oil supply options – 100% exposure to WTI-Brent differential. ➢ 97% liquid volume yield & 93% yield of gasoline and distillate.(1) ➢ Completed construction of Renewable Diesel Unit at Wynnewood with expected production capacity of 100 mm gal. per year. (1) Based on total throughputs; for the last twelve months ended March 31, 2022 3

Continuing to improve in all Environmental, Health and Safety matters – Safety is Job #1 Petroleum Segment had no recordable incidents in 1Q 2022, representing a 100% reduction from 1.7 in 1Q 2021. Fertilizer segment had no process safety incidents or recordable incidents and achieved a 50% reduction in environmental events for 1Q 2022 compared to1Q 2021. Focus on EH&S Performance Preserve Cash Flow Focusing capital spending on projects that are critical to safe and reliable operations Deferring the majority of our growth capital spending, with the exception of renewables projects. Completed Wynnewood turnaround in early April and plan to complete turnarounds at the Coffeyville and East Dubuque fertilizer facilities in the Summer of 2022.Plan to complete a small turnaround at the Coffeyville Refinery in the Spring of 2023. Maintain Balance Sheet and Liquidity Positioning to take advantage of market recovery and potential near-term opportunities Ended 1Q 2022 with total liquidity position of $755 million (1) excluding CVR Partners. Increased liquidity position by 30% from year end 2021. Focus on Crude Oil Quality and Differentials Reducing the carbon footprint of our operations and minimizing our exposure to Renewable Identification Numbers (RINs) through production of renewable biofuels Wynnewood renewable diesel unit (RDU) completed in April 2022 and we are in the process of ramping up production. Construction of Wynnewood pre-treatment unit (PTU) approved by the Board and expected to be completed by 2Q 2023. Engineering design underway on potential Coffeyville RDU project. Pursuing 45Q tax credits for carbon capture and sequestration activities at Coffeyville fertilizer facility. Grow our Renewables Businesses Minimizing lost profit opportunities and improving capture rates Total 1Q 2022 lost profit opportunities (LPO) of $29mm down from $53mm in 1Q 2021. $9mm of the 1Q22 LPO and $43mm of the 1Q 2021 LPO was due to external causes, primarily as a result of a third-party outage at Coffeyville fertilizer facility for 2022 and primarily Winter Storm Uri for 2021. Minimize Lost Opportunities Strategic Priorities (1) Total liquidity as of March 31, 2022 comprised of $539 million of cash and availability under the ABL of $371 million, le ss cash included in the borrowing base of $155 million 4 Leveraging our strategic location and proprietary gathering system to deliver high value neat crude oils to our refineries Gathering volumes in 1Q 2022 averaged approx. 114,000 bpd with current rates at approx. 127,000 bpd . Working to further increase volumes and reduce purchases of Cushing WTI. Transportation and product yield advantages from gathered crude oils typically $ 0.50 - $1.00 per bbl relative to Cushing WTI.

Capital Allocation Strategy Non-Discretionary Asset Continuity Safety, reliability and environmental compliance are core to CVR’s management philosophy • Approximately $100MM in annual sustaining and regulatory capex, allocated to assets through a continuous assessment process. • Run-rate annual refining turnaround investment of $60MM over a four-year cycle to maximize asset utilization and reduce downtime exposure. Strategically invest in asset development and businesses that diversify and enhance core assets • 30% target IRR for traditional refining organic projects. • 15% target IRR for renewables-focused investments as these assets typically garner higher multiples. • Evaluate merger and acquisition activity as opportunities arise that diversify market exposure or offer significant synergy. Discretionary Investment Financial Discipline & Investor Returns Maintain an attractive investment profile by focusing on free cash flow generation for cash returns to stockholders • Target an above average cash return yield for stockholders and unitholders. • Repurchase stock/units when value added. • Divest non-core or non-revenue generating assets. • Ensure adequate liquidity to operate the business while returning or investing excess cash. • Maintain debt levels and capital structure profile in line with or exceeding peer group. • Disciplined approach to managing corporate overhead and SG&A costs. ❖ CVR Energy declared a 1Q 2022 dividend of $0.40 per share. On an annualized basis this represents the highest dividend yield among the independent refiners. Key Priorities • Create long-term value through safe, reliable operations and continuously optimizing core refining, renewables, fertilizer and associated logistics assets; • Invest in high return projects that are complimentary to existing assets, improve feedstock supply and product placement; • Provide above average cash returns to investors through dividends/distributions and buybacks when value added; and, • Protect the balance sheet by maintaining appropriate liquidity, reducing cost of capital and optimizing capital structure. 5

ESG Highlights

Environmental

- Renewable diesel unit start-up at the Wynnewood Refinery in April 2022.
- Wynnewood Refinery feedstock pretreater construction & installation expected to be in the second quarter of 2023.
- Board approved process design study for the potential conversion of an existing hydrotreater at Coffeyville Refinery to renewable diesel and sustainable aviation fuel services.
- Mitigated over 1 million metric tons of carbon dioxide equivalents in 2021 in the Fertilizer Segment.
- Manufactured hydrogen and ammonia that qualifies as "blue" with carbon capture and sequestration through enhanced oil recovery.
- Reduced total recordable incident rate in the Petroleum Segment by 44% compared to 2020.
- Reduced process safety Tier 1 incident rate in the Fertilizer Segment by 73% compared to 2020.

Social

- Diversity is a key component of our Mission & Values.
- Site-Level Community Impact Committees steer local contributions, sponsorships and volunteer activities.
- Volunteerism Policy providing employees paid time off to volunteer.
- Launched Company-wide Diversity & Inclusion training.
- Implemented Remote Work Policy supporting employee engagement and retention.

Governance

- Board-level ESG oversight.
- Annual Code of Ethics & Business Conduct Acknowledgement for all employees and directors.
- Average tenure of CVR Energy and CVR Partners Directors is less than 8 years.
- Standing EH&S Committee chaired by independent Director and former Assistant Administrator for Enforcement of the EPA.
- More than 75% of Executive Compensation is variable and tied to Company performance.

We make modern life possible through the products we manufacture while contributing to the economic well-being of our employees and the communities where we operate.

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PETROLEUM SEGMENT

Asset Footprint 8 Mid-Continent Refineries Nameplate crude oil capacity of 206,500 bpd across two refineries • 1Q 2022 total throughput of 197,344 bpd, impacted by the planned turnaround at Wynnewood • FY 2021 total throughput of 209,084 bpd Average complexity of 10.8 Located in Group 3 of PADD II Crude Oil Sourcing Optionality ➢ Refineries are strategically located ~ 100 to 130 miles from Cushing, OK with access to domestic conventional and Canadian crude oils. ➢ Crude oil pipeline and truck gathering systems with access to production at the wellhead across Kansas, Nebraska, Oklahoma and Missouri. ➢ Historical space on key pipelines provide a variety of crude oil supply options; Reversed Red River pipeline connecting Wynnewood to Cushing. ➢ Current logistics asset portfolio includes over 1,100 miles of owned or JV pipelines, over 7 million barrels of total crude oil and product storage capacity, 39 LACT units and 115 crude oil and LPG tractor-trailers.

Strategically Located Mid-Con Refineries 9 Marketing Network Optionality ➢ Marketing activities focused in central mid-continent area via rack marketing, supplying nearby customers and at terminals on third-party distribution systems. ➢ Rack marketing enables the sale of blended products, allowing CVR opportunities to capture RINs. ➢ Majority of refined product volumes flow north on Magellan system or NuStar pipelines. ➢ Flexibility to ship product south into Texas. ➢ Over 100 product storage tanks with shell capacity of over 4 million barrels across both refineries.

High-Quality Refining Assets

Consolidated Top Tier Refining Margin (1)


Refining Margin per Barrel
$18.00
$15.00
$12.00
$9.00
$6.00
$3.00
$0.00
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2018 2019 2020 2021 2022
CVR Energy
Peer Avg.

Consolidated Low-Cost Operator(2)


Direct Operating Expense per Barrel
$7.00
$6.00
$5.00
$4.00
$3.00
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2018 2019 2020 2021 2022
CVR Energy
Peer Avg.

Peer group includes: Delek US Holdings, HF Sinclair, Marathan Petroleum, Par Pacific , PBF Energy, Phillips 66 and Valero

Consolidated High Utilization Rates


Consolidated Throughput and Utilization
240.0
200.0
160.0
120.0
80.0
40.0
0.0
120%
100%
80%
60%
40%
20%
0%
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2018 2019 2020 2021 2022
Total Throughput (mbpd)
Utilization

Total Throughput and Production Mix (1)


Other (4) 16%
Heavy Canadian (3) 3%
Midland WTI, WTL & WTS 3%
Condensate 8%
Cushing WTI 29%
Regional Crude 41%
211,858 bpd
Other (5) 6%
Distillate 41%
Gasoline 53%
210,304 bpd

(1) Based on total throughputs and production for the last twelve months ended March 31, 2022. Excludes publicly disclosed mark to market impacts on RIN obligations.
(2) Operating expenses based on per barrel of total throughput for the last twelve months ended March 31, 2022.
(3) CVR Energy has contracted pipeline space up to 35,000 bpd but it has historically been more economic to sell heavy crude oils in Cushing, Oklahoma.
(4) Other includes light crude oils from the Rockies, natural gasoline, isobutane, normal butane and gas oil.
(5) Other includes pet coke, NGLs, slurry, sulfur and gas oil, and specialty products such as propylene and solvents; excludes internally produced fuels.

10

Constructive Macro Environment 11Source: EIA, Magellan US Gasoline Demand Magellan System Gasoline Demand US Diesel Demand Magellan System Diesel Demand

Constructive Macro Environment 12Source: EIA, Magellan US Gasoline Inventories Magellan System Gasoline Inventories US Diesel Inventories Magellan System Diesel Inventories

Constructive Macro Environment 13 (1) Assumes high-end of proposed 2021 and 2022 Renewable Volume Obligations (2) 2Q 2022 represents QTD pricing through May 10, 2022 Source: MarketView as of May 10, 2022 2-1-1 Crack Spreads & Brent-WTI Differentials ($/bbl) Midland-Cushing and WTL-WTI Differentials ($/bbl)WCS – WTI Differential ($/bbl) RVO-Weighted RINs ($/bbl)1,2

Expanding into Renewable Biofuels[(1)]

CVR Energy

Over the next year, we plan to restructure our business to segregate our renewable operations.

Renewable Diesel Phase 1: Wynnewood

- Conversion of the existing hydrocracker at Wynnewood to renewable diesel service and retooling the refinery for maximum condensate processing.
- Expected capacity of 100 million gallons per year of washed and refined soybean oil or pre-treated corn oil to produce renewable diesel and naphtha.
- Conversion was completed April of 2022 and the unit is ramping toward full capacity.

Renewable Diesel Phase 2: Pre-Treater

- Contemplates construction of a feed pre-treater at Wynnewood that would enable processing of inedible corn oil, animal fats and used cooking oils that generate additional LCFS credits.
- Currently plan to complete construction and installation by 2Q 2023.

Renewable Diesel Phase 3: Coffeyville

- Board has approved the completion of process design for the conversion of an existing hydrotreater at Coffeyville to renewable diesel service.
- Capacity could be up to 150 million gallons per year, of which up to 25 million gallons could be sustainable aviation fuel.

Future Expansion Opportunities

- Evaluating opportunities to integrate up the supply chain to further secure feedstock supply.
- Also exploring potential investments that could further reduce carbon emissions from the facilities through renewable power generation and carbon capture opportunities.

(1) Projects and phases under consideration and subject to final Board approval, margin environment and other applicable requirements.

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Renewable Diesel Initiatives

Wynnewood Hydrocracker Conversion[1]

Project Highlights:

- Converted 19,000 BPD hydrocracker at Wynnewood to process 100 million gallons per year of washed and bleached soybean oil or pre-treated corn oil to produce renewable diesel and renewable naphtha.
- Majority of capital spend allocated to associated logistics assets (rail loading and unloading, rail cars and track, tankage).
- Excess hydrogen capacity at Wynnewood and minimal modifications required to existing hydrocracker allowed this project to be completed faster and at lower capital cost than most competing projects.
- Primary goal is to reduce carbon footprint and capture the credits currently available in the market: $1/gal BTC approved through 2022, in addition to RINs generated and LCFS credits.
- Completed the conversion of the hydrocracker during the planned turnaround at Wynnewood in the Spring of 2022 and currently ramping up production.

Renewable Diesel Margin Proxy



Renewable Diesel Gross Margin ($/gal)
$2.00
$1.80
$1.60
$1.40
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$0.00
($0.50)
($1.00)
($1.50)
($2.00)
($2.50)
($3.00)
($3.50)
HOBO Spread ($/gal)
Jan-20
Mar-20
May-20
Jul-20
Sep-20
Nov-20
Jan-21
Mar-21
May-21
Jul-21
Sep-21
Nov-21
Jan-22
Mar-22
May-22
Renewable Diesel Margin Proxy
HOBO Spread

(1) Subject to margin environment

15

Renewable Diesel Initiatives

Wynnewood Phase 1[1] Project Economics

- Renewable diesel margins impacted by several factors:
  - Crude oil price and spread between ULSD and Soybean oil (HOBO spread)
  - RINs prices (1.7 D4 Biodiesel RINs generated per gallon of renewable diesel produced)
  - BTC ($1/gal credit authorized through 2022)
  - LCFS credit prices
    - Carbon Intensity (CI) of feedstock utilized impacts value of LCFS credits



Components of Renewable Diesel Margin
($/gallon)
$8.00
$6.00
$4.00
$2.00
$0.00
($2.00)
($4.00)
$140
$120
$100
$80
$60
$40
$20
$0
(WTI $/barrel)
Jan-20
Mar-20
May-20
Jul-20
Sep-20
Nov-20
Jan-21
Mar-21
May-21
Jul-21
Sep-21
Nov-21
Jan-22
Mar-22
May-22
HOBO
ULSD
Soybean Oil
WTI

Key Differentiator vs Other Projects: CVR Energy plans to retain the flexibility to return the unit to hydrocarbon processing and/or install another reactor on the diesel hydrotreater to regain lost hydrocarbon processing capacity if dictated by the margin environment and otherwise approved.



D4 Biosiesel RIN and LCFS Credit Prices
D4 Biodiesel RINs ($/gal)
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
$250
$200
$150
$100
$50
$0
LCFS Credits ($/ton)
Jan-20
Mar-20
May-20
Jul-20
Sep-20
Nov-20
Jan-21
Mar-21
May-21
Jul-21
Sep-21
Nov-21
Jan-22
Mar-22
May-22
D4 RIN
LCFS Credit

Sensitivities (Annual Cash Flows)[2]:

HOBO Spread	$0.10 per gal	$10M
Federal Blenders Credit	$1.00 per gal	$98M
RIN Price	$0.10 per gal	$17M
Pretreatment	$0.04 per pound	$32M

[1] Subject to margin environment
[2] Based on approximately 100 million gallons per year

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$0 $50 $100 $150 $200 $250 2017 2018 2019 2020 2021 2022e $ M Environmental & Maintenance Growth Capital Expenditures and Turnarounds 17Note: As of March 31, 2022. Shaded areas indicate the top end of capital expenditure estimates. 2022 Petroleum Segment and RDU Capex of $164M - $188M Environmental and Maintenance spending estimated at $88M to $98M for FY22. Growth capex estimated at $76M to $90M. ➢ Substantially all budgeted growth capital spending for 2022 is related to the RDU project at the Wynnewood Refinery. 2022 Turnaround spending of $80M - $85M Wynnewood planned turnaround was completed on schedule and on budget in April 2022. Coffeyville’s next planned turnaround is expected in the spring of 2023 with an estimated $12mm of pre- planning expenditures to be incurred in 2022.$0 $50 $100 $150 $200 $250 2017 2018 2019 2020 2021 2022e $ M Turnaround spending

FERTILIZER SEGMENT

19 Stable Trends in Fertilizer Supply & Demand Source: USDA, Fertecon US Nitrogen SupplyCorn Stocks to Use ➢ Fertilizers typically represent approximately 15% of farmers’ cost structure and significantly improve yields. ➢ USDA projecting stocks to use ratio for 2021/2022 at approximately 10%, one of the lowest levels since 2014. ➢ Major global nitrogen capacity build cycle largely complete in 2017/2018, and additional tons have been absorbed by the market. ➢ Strong demand for fall ammonia application, loss of US nitrogen production in 2021 and reduced availability of global nitrogen supply have all helped further tighten supply. Higher demand driven by lower ending corn stocks and increased corn prices combined with reduced fertilizer supply have all contributed to higher product pricing for nitrogen fertilizer.

➢ Hurricane activity caused the shutdown of several US production facilities for several weeks, further tightening supply. ➢ Favorable dry fall weather conditions led to an early corn harvest and extended timeframe for ammonia application. ➢ European production curtailments due to spike in natural gas prices along with China and Russia export restrictions further tightened the global supply of fertilizers. ➢ Corn prices strengthened further with Russia/Ukraine conflict, with futures prices for May 2022 over $7/bu and December 2022 over $6/bu. ➢ Corn prices continued to increase from the winter, reaching over $7/bu driven by strong Chinese and domestic ethanol demand, expectations for low US carryout and poor South American crop conditions ➢ Urea prices rallied across the globe and UAN prices followed suit, going from selling at a discount to urea on a nitrogen-equivalent basis for most of 2020 to selling at a premium. ➢ US inventories of nitrogen fertilizers were tight following the shut down of numerous fertilizer production facilities after Winter Storm Uri in February ➢ June NOLA prices for urea at $390-$400/ton and UAN at $290-$300/ton. 2 0 2 1 Spring Recent Domestic Nitrogen Fertilizer Market Conditions Fall / Winter Summer ➢ NOLA UAN fill price $280 - $285/ton for Q3 shipment. ➢ Producer turnarounds at multiple plants in the Midwest, as many 2020 turnarounds were delayed to this summer due to COVID-19. ➢ Commodity prices remained strong, with corn prices ranging from $5.00 - $5.50/bu and wheat $6.75 - $7.00/bu. 20 2 0 2 2 Spring ➢ Persistent high natural gas prices in Europe and export restrictions in China and Russia continue to limit global supply of nitrogen fertilizers. ➢ Cold and wet weather in the US has led to a slower than normal start to corn planting – this could lead to increased usage of UAN and urea if enough ammonia is not able to be applied . ➢ Corn and wheat prices remain strong with concerns over global grain supplies amid the ongoing Russia/Ukraine conflict and drought conditions in the US wheatbelt. Futures prices for corn over $7/bu through the end of 2022 and wheat for July 2022 is over $12/bu.

Strong Demand for Corn in the U.S. ➢ Corn has a variety of uses and applications, including feed grains, ethanol for fuel and food, seed and industrial (FSI). ➢ Feed grains ▪ ~96% of domestic feed grains are supplied by corn. ▪ Consumes ~39% of annual corn crop.(1) ➢ Ethanol ▪ Consumes ~37% of annual corn crop.(1) ▪ Corn demand for 2021 was impacted by the loss of gasoline and ethanol demand as a result of COVID-19. ▪ Increased export volumes are more than offsetting temporary demand loss from ethanol. ➢ Corn production typically driven more by yield than acres planted. ➢ Nitrogen fertilizer is generally low on the cost curve for farmers. Source: USDA Economic Research Service and USDA WASDE. (1) Based on 2017 – 2021 average. U.S. Domestic Corn Use Domestic Corn Planted Acres and Yield per Acre 21 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 1 9 8 0 1 9 8 2 1 9 8 4 1 9 8 6 1 9 8 8 1 9 9 0 1 9 9 2 1 9 9 4 1 9 9 6 1 9 9 8 2 0 0 0 2 0 0 2 2 0 0 4 2 0 0 6 2 0 0 8 2 0 1 0 2 0 1 2 2 0 1 4 2 0 1 6 2 0 1 8 2 0 2 0 (B u sh e ls i n b ill io n s) Feed / Residual Use Ethanol Seed & Industrial

22 Strategically Located Assets ➢ Large geographic footprint serving the Southern Plains and Corn Belt region. ➢ Well positioned to minimize distribution costs and maximize net back pricing. ➢ Rail loading rack at Coffeyville provides significant logistics optionality west of the Mississippi River due to access to both UP and BNSF delivery points. ➢ Production sustainability due to storage capabilities at the plants and offsite locations. ➢ Marketing agreement with LSB Industries Pryor, OK, facility’s UAN production.

Key Operating Statistics Consolidated Production Volumes(1) Consolidated Ammonia Utilization(2) Consolidated Feedstock Costs(1) Consolidated Sales Revenue(1)(3) (1) For the last twelve months ended March 31, 2022. (2) Adjusted for planned turnarounds. (3) Excludes freight and other. 23 UAN 67% Ammonia 28% Urea Products 5% Natural Gas 58% Pet Coke 32% Hydrogen 10% 88% 88% 75% 77% 79% 81% 83% 85% 87% 89% Three Months Ended March 31, 2021 2022 0 200 400 600 800 1,000 1,200 1,400 2018 2019 2020 2021 TTM 2022 Th o u sa n d t o n s Ammonia (gross produced) Ammonia (net avail. for sale) UAN

Capital Expenditures and Turnaround Expenses 24 2022 Total Capex budget of $38M - $42M Environmental and Maintenance spending estimated at $36M - $39M. Growth capex estimated at $2M - $3M. 2022 Turnaround spending estimated at $26M - $31M ➢ Coffeyville and East Dubuque planned turnarounds are scheduled for the summer of 2022 with an estimated $14mm and $15mm of expenditures, respectively. $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 2017 2018 2019 2020 2021 2022e $ M Maintenance Growth $0 $5 $10 $15 $20 $25 $30 2017 2018 2019 2020 2021 2022e $ M Turnaround spending Note: As of March 31, 2022. Shaded areas indicate the top end of capital expenditure estimates.

APPENDIX

Non-GAAP Financial Measures

Adjusted EBITDA *– EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.*

Direct Operating Expenses per Throughput Barrel *represents direct operating expenses for the Company's Petroleum segment divided by total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.*

EBITDA *represents net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.*

Refining Margin *represents the difference between the Company's Petroleum segment net sales and cost of materials and other.*

Refining Margin adjusted for Inventory Valuation Impact *represents Refining Margin adjusted to exclude the impact of current period market price and volume fluctuations on crude oil and refined product inventories purchased in prior periods and lower of cost or net realizable value adjustments, if necessary. The Company records its commodity inventories on the first-in-first-out basis. As a result, significant current period fluctuations in market prices and the volumes it holds in inventory can have favorable or unfavorable impacts on its refining margins as compared to similar metrics used by other publicly-traded companies in the refining industry.*

Refining Margin and Refining Margin adjusted for Inventory Valuation Impact, per Throughput Barrel *represents Refining Margin divided by the total throughput barrels during the period, which is calculated as total throughput barrels per day times the number of days in the period.*

Note: Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

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Non-GAAP Financial Measures

CVR Energy

(In USD Millions)

CVR Energy, Inc.	**2017**	**2018**	**2019**	**2020**	**2021**	**2Q 2021**	**3Q 2021**	**4Q 2021**	**1Q 2022**	**TTM**
Net Income	$ 258	$ 366	$ 362	$ (320)	$ 74	$ (2)	$ 106	$ 25	$ 153	$ 282
Add: Interest expense and other financing costs, net of interest income	109	102	102	130	117	38	23	24	24	109
Add: Income tax expense (benefit)	(220)	79	129	(95)	(8)	(6)	47	(7)	34	68
Add: Depreciation and amortization	258	274	297	278	279	72	67	74	67	280
EBITDA	**$ 405**	**$ 821**	**$ 880**	**$ (7)**	**$ 462**	**$ 102**	**$ 243**	**$ 116**	**$ 278**	**$ 739**
Revaluation of RFS liability			16	59	63	58	(115)	9	19	(29)
Gain on marketable securities			-	(34)	(81)	(21)	1	1	-	(19)
Unrealized (gain) loss on derivatives			(14)	9	(16)	(37)	(22)	-	(6)	(65)
Inventory valuation impacts, (favorable) unfavorable			(43)	58	(127)	(36)	(8)	(17)	(136)	(197)
Goodwill impairment			-	41	-	-	-	-	-	-
Adjusted EBITDA			**$ 839**	**$ 126**	**$ 301**	**$ 66**	**$ 99**	**$ 109**	**$ 155**	**$ 429**

Petroleum Segment

(In USD Millions, except per bbl data)

Refining Margin per throughput barrel	**2Q 2021**	**3Q 2021**	**4Q 2021**	**1Q 2022**	**TTM**
Refining margin	$ 133	$ 292	$ 146	$ 297	$ 868
Divided by: total throughput (mm bbls)	20	19	20	18	77
Refining margin per throughput barrel	$ 6.72	$ 15.03	$ 7.13	$ 16.75	$ 11.22
Inventory valuation impacts	$ (36)	$ (8)	$ (17)	$ (133)	$ (194)
Refining margin, excluding inventory valuation impacts	97	284	129	164	674
Divided by: total throughput (mm bbls)	20	19	20	18	77
Refining margin, excluding inventory valuations impacts, per throughput barrel	**$ 4.92**	**$ 14.62**	**$ 6.28**	**$ 9.24**	**$ 8.72**

Direct Operating Expense per throughput barrel	**2Q 2021**	**3Q 2021**	**4Q 2021**	**1Q 2022**	**TTM**
Direct operating expenses	$ 83	$ 88	$ 99	$ 99	$ 369
Divided by: total throughput (mm bbls)	20	19	20	18	77
Direct operating expenses per total throughput barrel	**$ 4.23**	**$ 4.52**	**$ 4.84**	**$ 5.57**	**$ 4.77**

Note: All amounts on this slide are adjusted for the turnaround accounting change effective in 1Q 2019. These amounts are unaudited.

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Non-GAAP Financial Measures 28 (In USD Millions) CVR Partners, LP 2017 2018 2019 2020 2021 2Q 2021 3Q 2021 4Q 2021 1Q 2022 TTM Net Income (loss) (73)$ (50)$ (35)$ (98)$ 78$ 7$ 35$ 61$ 94$ 197$ Add: Interest expense and other financing costs, net of interest income 63 62 62 63 61$ 23 11 11 10 55 Add: Income tax expense (benefit) - - - - - - - - - - Add: Depreciation and amortization 74 72 80 76 74 21 18 21 19 79 EBITDA 64$ 84$ 107$ 41$ 213$ 51$ 64$ 93$ 123$ 331$

2022 Estimated Capital Expenditures 29 (1) Total 2022 estimated capitalized costs include approximately $48 million of growth related projects that will require additional approvals before commencement. (2) Renewables reflects spending on the Wynnewood Refinery RDU and pretreater projects, as well as engineering design for potential Coffeyville renewable diesel project. Upon completion and meeting of certain criteria under accounting rules, Renewables is expected to be a new reportable segment. As of March 31, 2022, Renewables does not the meet the definition of a reportable segment as defined under Accounting Standards Codification 280. Maintenance Growth Total Low High Low High Low High Petroleum 47$ 3$ 50$ 88$ 98$ 3$ 7$ 91$ 105$ Renewables (2) - 148 148 - - 73 83 73 83 Nitrogen Fertilizer 16 10 26 36 39 2 3 38 42 Other 2 - 2 7 9 - - 7 9 Total 65$ 161$ 226$ 131$ 146$ 78$ 93$ 209$ 239$ 2021 Actual 2022 Estimate (1) Maintenance Growth Total

Simplified Organizational Structure 30 Public 29% 71% Public 34.1% 65.9% 63.2% 36.8% Non-Economic General Partner Interest Non-Economic General Partner Interest 50% 40% Midway Pipeline, LLC New Entities for Renewables Restructuring Enable South Central Pipeline, LLC Nitrogen Fertilizer Segment Icahn Enterprises L.P. and Affiliates Petroleum Segment CVR Energy, Inc. (NYSE:CVI) CVR GP, LLC CVR Partners, LP (NYSE:UAN) Operating Subsidiaries Wynnewood Insurance Corporation CVR Aviation, LLC CVR Energy Holdings, Inc. CVR Services, LLC CVR Refining GP, LLC CVR Refining, LP CVR Refining, LLC Operating Subsidiaries